Exhibit 99.1

STERIS Announces Financial Results for Fiscal 2024 Fourth Quarter and Full Year

•	Total fiscal 2024 revenue increase 12% to $5.5 billion
•	Total fiscal 2024 U.S. GAAP earnings per diluted share of $3.81; adjusted earnings per diluted share increase to $8.83
•	Targeted restructuring plan announced

DUBLIN, IRELAND - (May 8, 2024) - STERIS plc (NYSE: STE) (“STERIS” or the “Company”) today announced financial results for its fiscal 2024 fourth quarter ended March 31, 2024. Total revenue for the fourth quarter of fiscal 2024 increased 10% to $1.5 billion compared with $1.4 billion in the fourth quarter of fiscal 2023. Constant currency organic revenue from continuing operations for the fourth quarter increased 7% to $1.4 billion compared with $1.3 billion in the fourth quarter of fiscal 2023.

Total revenue for fiscal 2024 increased 12% to $5.5 billion compared with $5.0 billion in fiscal 2023. Constant currency organic revenue from continuing operations for fiscal 2024 increased 10% to $5.0 billion compared with $4.5 billion in fiscal 2023.

“We are pleased with the strong finish to the fiscal year, as our Healthcare segment continued their trend of outperformance, driven primarily by strength in the United States,” said Dan Carestio, President and CEO of STERIS. “We have made several strategic decisions in fiscal 2024 that will position STERIS for future growth, including today’s targeted restructuring announcement and the announcement to divest the Dental segment. Heading into fiscal 2025, I am confident in our ability to deliver on our long-term commitments of mid-to-high single digit revenue growth and double-digit earnings growth.”

Total Company Fourth Quarter and Full Year Operating Results
U.S. GAAP net loss for the fourth quarter was $1.4 million or ($0.01) per diluted share, compared with net income of $187.2 million or $1.88 per diluted share in the fourth quarter of fiscal 2023. Adjusted net income (see Non-GAAP Financial Measures) for the fourth quarter of fiscal 2024 was $256.3 million or $2.58 per diluted share, compared with the previous year’s fourth quarter of $229.2 million or $2.30 per diluted share.

U.S. GAAP full year net income was $378.2 million, or $3.81 per diluted share, compared with $107.0 million, or $1.07 per diluted share in fiscal 2023. Adjusted net income for fiscal 2024 was $877.6 million, or $8.83 per diluted share, compared with adjusted net income of $822.2 million, or $8.20 per diluted share in fiscal 2023.

The fiscal 2024 fourth quarter and full year U.S. GAAP results were negatively impacted by a pre-tax loss of $206.4 million recognized upon reclassification of the net assets and operations of the Dental segment to discontinued operations as a result of the recently announced transaction to divest the segment and $44.4 million of pre-tax charges associated with the recording of a targeted restructuring program. Fiscal 2023 U.S. GAAP net income was impacted by a $490.6 million pre-tax, non-cash impairment charge recorded in the second quarter related to the goodwill associated with the Dental segment acquired in the June 2021 acquisition of Cantel.

Fourth Quarter Segment Results from Continuing Operations
Healthcare revenue as reported grew 14% in the quarter to $1,007.9 million compared with $884.6 million in the fourth quarter of fiscal 2023. This performance reflected 19% improvement in capital equipment revenue, 14% growth in consumable revenue and 9% growth in service revenue. Constant currency organic revenue increased 9% for the quarter compared with the prior year. Healthcare operating income was $245.2 million compared with $208.8 million in last year’s fourth quarter. This improvement was primarily attributable to the increase in volume along with favorable pricing and the addition of the surgical instrumentation assets purchased from BD.

Fiscal 2024 fourth quarter revenue for Applied Sterilization Technologies (AST) increased 5% as reported to $250.9 million compared with $239.1 million in the same period last year. This performance reflected 7% growth in service revenue, partially offset by a 43% decline in capital equipment revenue. Constant currency organic revenue in the quarter increased 5%. Segment operating income was $114.2 million in the fourth quarter of fiscal 2024, compared with operating income of $105.8 million in the same period last year.

Life Sciences fourth quarter revenue as reported increased 2% to $160.6 million compared with $157.5 million in the fourth quarter of fiscal 2023. This performance reflected 13% growth in service revenue and 3% improvement in consumable revenue partially offset by an 8% decline in capital equipment revenue. Constant currency organic revenue increased 2% in the quarter compared with the prior year. Reflecting improvement in price, operating income increased to $64.5 million in the fourth quarter of fiscal 2024 compared with $61.1 million in the prior year’s fourth quarter.

Fourth Quarter Results from Discontinued Operations
Dental fourth quarter revenue as reported was flat at $103.8 million compared with $103.6 million in the fourth quarter of fiscal 2023. Constant currency organic revenue was also flat in the quarter. Segment operating income was $22.4 million in the fourth quarter of fiscal 2024 compared with $21.5 million in the prior year’s fourth quarter. U.S. GAAP fourth quarter net loss and diluted loss per share from discontinued operations were $154.3 million and ($1.55), including a pre-tax loss of $206.4 million recognized upon reclassification of the net assets and operations of the Dental segment to discontinued operations.

Cash Flow
Net cash provided by operations for fiscal 2024 was $973.3 million, compared with $756.9 million in fiscal 2023. Free cash flow (see Non-GAAP Financial Measures) for fiscal 2024 was $620.3 million compared with $409.6 million in the prior year period. The increase in free cash flow during the period was driven by higher generation of cash from operations, including less use of cash for working capital requirements.

Restructuring
STERIS today is also announcing a targeted restructuring plan, which includes restructuring of the Healthcare surgical business in Europe, as well as other actions including impairment of an internally developed X-ray accelerator, product rationalizations and facility consolidations.

The Company anticipates total pre-tax restructuring charges of approximately $100 million with $44.4 million recorded in the fiscal 2024 fourth quarter with the balance expected to be recorded in fiscal 2025. The restructuring plan will be excluded from adjusted earnings per diluted share. Of the $100 million charge, approximately $50 million is non-cash. EBIT improvement resulting from these actions is anticipated to be approximately $25 million per year, with the majority of the benefit being in fiscal 2026 and beyond due to the timing of actions.

Fiscal 2025 Outlook
For fiscal 2025, the Company expects as reported revenue from continuing operations to increase 6.5-7.5%. Based on forward rates through March 31, 2025, currency is expected to be neutral to revenue in fiscal 2025. Constant currency organic revenue from continuing operations is anticipated to increase 6-7%. In April 2024, the Company completed a divestiture of its Controlled Environment Services business within the Life Sciences segment. Total annual revenue for this business in fiscal 2024 was approximately $35 million which will be excluded from constant currency organic revenue growth from continuing operations in fiscal 2025. Adjusted earnings per diluted share from continuing operations are anticipated to be in the range of $9.05 to $9.25 compared with $8.20 in adjusted earnings from continuing operations in fiscal 2024. The fiscal 2025 outlook assumes an effective tax rate of approximately 23%. Capital expenditures are anticipated to be approximately $360 million and free cash flow is expected to be approximately $700 million.

Conference Call
As previously announced, STERIS management will host a conference call tomorrow, May 9, 2024 at 9:00 a.m. ET. The conference call can be heard at www.steris-ir.com or via phone by dialing 1-833-535-2199 in the United States or 1-412-902-6776 internationally, then asking to join the conference call for STERIS plc.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. ET tomorrow either at www.steris-ir.com or via phone. To access the replay of the call, please use the access code 5159698 and dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally.

About STERIS
STERIS is a leading global provider of products and services that support patient care with an emphasis on infection prevention. WE HELP OUR CUSTOMERS CREATE A HEALTHIER AND SAFER WORLD by providing innovative healthcare, life sciences and dental products and services. For more information, visit www.steris.com.

Company Contact:
Julie Winter, Vice President, Investor Relations and Corporate Communications
Julie_Winter@steris.com

Non-GAAP Financial Measures
Adjusted net income, adjusted income from operations, free cash flow and constant currency organic revenue are non-GAAP measures that may be used from time to time and should not be considered replacements for U.S. GAAP results. Non-GAAP financial measures are presented in this release with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented. The Company believes that the presentation of these non-GAAP financial measures, when considered along with our U.S. GAAP financial measures, provides a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure.

Adjusted net income and adjusted income from operations exclude the amortization of intangible assets acquired in business combinations, acquisition and divestiture related transaction costs and gains or losses, integration costs related to acquisitions, tax restructuring costs, and certain other unusual or non-recurring items. STERIS believes this measure is useful because it excludes items that may not be indicative of or are unrelated to our core operating results and provides a baseline for analyzing trends in our underlying businesses.

The Company defines free cash flow as cash flows from operating activities less purchases of property, plant, equipment and intangibles, plus proceeds from the sale of property, plant, equipment, and intangibles. STERIS believes that free cash flow is a useful measure of the Company’s ability to fund future principal debt repayments and growth outside of core operations, pay cash dividends, and repurchase ordinary shares.

To measure the percentage organic revenue growth, the Company removes the impact of significant acquisitions and divestitures that affect the comparability and trends in revenue. To measure the percentage constant currency organic revenue growth, the impact of changes in currency exchange rates and acquisitions and divestitures that affect the comparability and trends in revenue are removed. The impact of changes in currency exchange rates is calculated by translating current year results at prior year average currency exchange rates.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales, gross profit, operating income, net earnings and net earnings per diluted share, the most directly comparable U.S. GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with U.S. GAAP results and the reconciliations to corresponding U.S. GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to STERIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date the statement is made and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “orders,” “backlog,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, statements related to the expected benefits of and timing of completion of the restructuring plan, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described in STERIS’s other securities filings, including Item 1A of our Annual Report on Form 10-K for the year ended March 31, 2023. Many of these important factors are outside of STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in STERIS’s securities filings or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products are summaries only and should not be considered the specific terms of the product clearance or literature. Unless legally required, STERIS does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the ability to consummate the previously announced sale of STERIS’s Dental business segment (the “Transaction”) on the expected terms and within the anticipated time period, or at all, which is dependent on the satisfaction of certain closing conditions, some of which are outside of STERIS’s control, (b) STERIS’s ability to realize the expected benefits of the Transaction, including the earnout payment, (c) the risk that regulatory approvals that are required to complete the Transaction may not be received, may take longer than expected or may impose adverse conditions, (d) the impact of the COVID-19 pandemic or similar public health crises on STERIS’s operations, supply chain, material and labor costs, performance, results, prospects, or value, (e) STERIS's ability to achieve the expected benefits regarding the accounting and tax treatments of the redomiciliation to Ireland , (f) operating costs, Customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, Customers, clients or suppliers) being greater than expected, (g) STERIS’s ability to successfully integrate acquired businesses into its existing businesses, including unknown or inestimable liabilities, impairments, or increases in expected integration costs or difficulties in connection with the integration of such businesses, (h) uncertainties related to tax treatments under the TCJA and the IRA, (i) the possibility that Pillar Two Model Rules could increase tax uncertainty and adversely impact STERIS's provision for income taxes and effective tax rate and subject STERIS to additional income tax in jurisdictions who adopt Pillar Two Model Rules, (j) STERIS's ability to continue to qualify for benefits under certain income tax treaties in light of ratification of more strict income tax treaty rules (through the MLI) in many jurisdictions where STERIS has operations, (k) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including changes in tax laws that would result in STERIS being treated as a domestic corporation for United States federal tax purposes, (l) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, including as a result of inflation, (m) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (n) the possibility that application of or compliance with laws, court rulings, certifications, regulations, or regulatory actions, including without limitation any of the same relating to FDA, EPA or other regulatory authorities, government investigations, the outcome of any pending or threatened FDA, EPA or other regulatory warning notices, actions, requests, inspections or submissions, the outcome of any pending or threatened litigation brought by private parties, or other requirements or standards may delay, limit or prevent new product or service introductions, affect the production, supply and/or marketing of existing products or services, result in costs to STERIS that may not be covered by insurance, or otherwise affect STERIS’s performance, results, prospects or value, (o) the potential of international unrest, including the Russia-Ukraine or Israel-Hamas military conflicts, economic downturn or effects of currencies, tax assessments, tariffs and/or other trade barriers, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (p) the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s products and services, (q) the possibility of delays in receipt of orders, order cancellations, or delays in the manufacture or shipment of ordered products, due to supply chain issues or otherwise, or in the provision of services, (r) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, impairments, regulatory, governmental, or other issues or risks associated with STERIS’s businesses, industry or initiatives including, without limitation, those matters described in STERIS's various securities filings, may adversely impact STERIS’s performance, results, prospects or value, (s) the impact on STERIS and its operations, or tax liabilities, of Brexit or the exit of other member countries from the EU, and the Company’s ability to respond to such impacts, (t) the impact on STERIS and its operations of any legislation, regulations or orders, including but not limited to any new trade or tax legislation (including CAMT and excise tax on stock buybacks), regulations or orders, that may be implemented by the U.S. administration or Congress, or of any responses thereto, (u) the possibility that anticipated financial results or benefits of recent acquisitions, of STERIS’s restructuring efforts, or of recent divestitures, including anticipated revenue, productivity improvement, cost savings, growth synergies and other anticipated benefits, will not be realized or will be other than anticipated, (v) the level of STERIS’s indebtedness limiting financial flexibility or increasing future borrowing costs, (w) rating agency actions or other occurrences that could affect STERIS’s existing debt or future ability to borrow funds at rates favorable to STERIS or at all, (x) the effects of changes in credit availability and pricing, as well as the ability of STERIS’s Customers and suppliers to adequately access the credit markets, on favorable terms or at all, when needed, and (y) the possibility that our expectations about the pre-tax savings resulting from the restructuring plan, the number of positions eliminated pursuant to the restructuring plan and the costs, charges and cash expenditures associated with the restructuring plan may not be realized on the timeline or timelines we expect, or at all.

STERIS plc
Consolidated Condensed Statements of Operations
(In thousands, except per share data)	Three Months Ended March 31,		Twelve Months Ended March 31,

	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$1,419,387	$1,281,252	$5,138,701	$4,536,266
Cost of revenues	836,485	734,850	2,920,541	2,555,540
Gross profit	582,902	546,402	2,218,160	1,980,726
Operating expenses:
Selling, general, and administrative	309,063	286,853	1,252,318	1,090,663
Research and development	27,462	25,514	103,679	98,477
Restructuring expenses	26,043	358	26,045	485
Total operating expenses	362,568	312,725	1,382,042	1,189,625

Income from operations	220,334	233,677	836,118	791,101
Non-operating expenses, net	29,759	30,275	133,308	110,835
Income from continuing operations before income tax expense	190,575	203,402	702,810	680,266
Income tax expense	37,276	21,203	149,530	124,069
Income from continuing operations, net of income tax	$153,299	$182,199	$553,280	$556,197
(Loss) income from discontinued operations, net of income tax	$(154,301)	$4,765	$(173,201)	$(450,384)
Net (loss) income	$(1,002)	$186,964	$380,079	$105,813
Less: Net income (loss) attributable to noncontrolling interests	375	(261)	1,840	(1,217)
Net (loss) income attributable to shareholders	$(1,377)	$187,225	$378,239	$107,030

Earnings per ordinary share (EPS) - Basic
Continuing Operations	$1.55	$1.84	$5.58	$5.59
Discontinued Operations	$(1.56)	$0.05	$(1.75)	$(4.52)
Total	$(0.01)	$1.89	$3.83	$1.07
Earnings per ordinary share (EPS) - Diluted
Continuing Operations	$1.54	$1.83	$5.55	$5.56
Discontinued Operations	$(1.55)	$0.05	$(1.74)	$(4.49)
Total	$(0.01)	$1.88	$3.81	$1.07

Cash dividends declared per share ordinary outstanding	$0.52	$0.47	$2.03	$1.84

Weighted average number of shares outstanding used in EPS computation:
Basic number of shares outstanding	98,851	99,055	98,787	99,706
Diluted number of shares outstanding	99,435	99,568	99,359	100,246

STERIS plc
Consolidated Condensed Balance Sheets
(in thousands)	March 31,	March 31,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$207,020	$208,357
Accounts receivable, net	1,008,315	864,988
Inventories, net	674,535	604,410
Prepaid expenses and other current assets	180,767	176,107
Current assets held for sale	804,904	157,580
Total current assets	2,875,541	2,011,442

Property, plant, and equipment, net	1,765,180	1,632,775
Lease right-of-use assets, net	173,201	166,553
Goodwill	4,070,712	3,879,219
Intangibles, net	2,119,282	2,076,699
Other assets	67,923	77,892
Non-current assets held for sale	—	977,259
Total assets	$11,071,839	$10,821,839
Liabilities and equity
Current liabilities:
Accounts payable	$251,723	$264,165
Other current liabilities	623,534	547,037
Current liabilities held for sale	64,012	50,642
Total current liabilities	939,269	861,844
Long-term indebtedness	3,120,162	3,018,655
Other liabilities	697,062	740,122
Non-current liabilities held for sale	—	114,046
Total equity	6,315,346	6,087,172
Total liabilities and equity	$11,071,839	$10,821,839

STERIS plc
Segment Data
(in thousands)
Financial information for each of the segments is presented in the following table. We disclose a measure of segment income that is consistent with the way management operates and views the business. The accounting policies for reportable segments are the same as those for the consolidated Company. Segment income is calculated as the segment’s gross profit less direct costs and indirect costs if the resources are dedicated to a single segment. Corporate costs include corporate and administrative functions, public company costs, legacy post-retirement benefits, and certain services and facilities related to distribution and research and development that are shared by multiple segments.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues:
Healthcare	$1,007,862	$884,648	$3,613,019	$3,085,131
AST	250,897	239,148	953,980	914,431
Life Sciences	160,628	157,456	571,702	536,704
Total revenues	$1,419,387	$1,281,252	$5,138,701	$4,536,266
Operating income (loss):
Healthcare	$245,224	$208,787	$871,358	$706,020
AST	114,215	105,782	439,744	429,020
Life Sciences	64,486	61,052	221,349	210,225
Corporate	(88,044)	(68,607)	(348,497)	(264,974)
Total operating income before adjustments	$335,881	$307,014	$1,183,954	$1,080,291
Less: Adjustments
Amortization of acquired intangible assets	$67,760	$64,996	$266,420	$256,355
Acquisition and integration related charges	1,217	5,523	25,526	23,486
Tax restructuring (benefits) costs	(32)	129	620	661
Gain on fair value adjustment of acquisition related contingent consideration	—	—	—	(3,100)
Net loss (gain) on divestiture of businesses	873	(4,006)	873	(67)
Amortization of inventory and property "step up" to fair value	1,366	6,336	10,032	11,370
Restructuring charges	44,363	359	44,365	485
Total operating income	$220,334	$233,677	$836,118	$791,101

STERIS plc
Consolidated Condensed Statements of Cash Flows
(in thousands)
	Twelve Months Ended March 31,
	2024	2023
Operating activities:	(Unaudited)	(Unaudited)

Net income	$380,079	$105,813
Non-cash items	735,832	901,157
Changes in operating assets and liabilities	(142,637)	(250,023)
Net cash provided by operating activities	973,274	756,947
Investing activities:
Purchases of property, plant, equipment, and intangibles, net	(360,326)	(361,969)
Proceeds from the sale of property, plant, equipment, and intangibles	7,381	14,587
Proceeds from the sale of businesses	9,458	6,624
Proceeds from the sale of investments	3,882	—
Investment in convertible notes	(1,500)	—
Acquisition of businesses, net of cash acquired	(546,256)	(42,572)
Net cash used in investing activities	(887,361)	(383,330)
Financing activities:
Payments on term loans	(60,000)	(156,875)
Payments on Private Placement Senior Notes	—	(91,000)
Proceeds under credit facilities, net	181,486	241,657
Acquisition related deferred or contingent consideration	(6,242)	(1,471)
Repurchases of ordinary shares	(11,765)	(308,565)
Cash dividends paid to ordinary shareholders	(200,570)	(183,498)
Distributions to noncontrolling interest	(1,561)	(794)
Contributions from noncontrolling interest	2,994	—
Stock option and other equity transactions, net	10,472	1,828
Net cash used in financing activities	(85,186)	(498,718)
Effect of exchange rate changes on cash and cash equivalents	(2,064)	(14,862)
Decrease in cash and cash equivalents	(1,337)	(139,963)
Cash and cash equivalents at beginning of period	208,357	348,320
Cash and cash equivalents at end of period	$207,020	$208,357

The following table presents a financial measure which is considered to be "non-GAAP financial measures" under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to pay cash dividends, fund growth outside of core operations, fund future debt principal repayments, and repurchase shares. STERIS's calculation of free cash flows may vary from other companies.

	Twelve Months Ended March 31,
	2024	2023
	(Unaudited)	(Unaudited)

Calculation of Free Cash Flow:
Cash flows from operating activities	$973,274	$756,947
Purchases of property, plant, equipment, and intangibles, net	(360,326)	(361,969)
Proceeds from the sale of property, plant, equipment, and intangibles	7,381	14,587
Free Cash Flow	$620,329	$409,565

STERIS plc
Non-GAAP Financial Measures
(in thousands, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

Management and the Board of Directors believe that the presentation of these non-GAAP financial measures, when considered along with our U.S. GAAP financial measures and the reconciliation to the corresponding U.S. GAAP financial measures, provides the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

To measure the percentage organic revenue growth, the Company removes the impact of acquisitions and divestitures that affect the comparability and trends in revenue. To measure the percentage constant currency organic revenue growth, the impact of changes in currency exchange rates and acquisitions and divestitures that affect the comparability and trends in revenue are removed. The impact of changes in currency exchange rates is calculated by translating current year results at prior year average currency exchange rates.

	Three months ended March 31, (unaudited)
	As reported, U.S. GAAP		Impact of Acquisitions	Impact of Divestitures	Impact of Foreign Currency Movements	U.S. GAAP Growth	Organic Growth	Constant Currency Organic Growth
	2024	2023	2024	2023	2024	2024	2024	2024
Segment revenues:
Healthcare	$1,007,862	$884,648	$44,995	$—	$2,750	13.9%	8.8%	8.5%
AST	250,897	239,148	—	—	646	4.9%	4.9%	4.6%
Life Sciences	160,628	157,456	—	—	666	2.0%	2.0%	1.6%
Total - Continuing Operations	$1,419,387	$1,281,252	$44,995	$—	$4,062	10.8%	7.3%	7.0%
Dental - Discontinued Operations	103,794	103,585	—	—	(29)	0.2%	0.2%	0.2%
Total Company	$1,523,181	$1,384,837	$44,995	$—	$4,033	10.0%	6.7%	6.4%

	Twelve months ended March 31, (unaudited)
	As reported, U.S. GAAP		Impact of Acquisitions	Impact of Divestitures	Impact of Foreign Currency Movements	U.S. GAAP Growth	Organic Growth	Constant Currency Organic Growth
	2024	2023	2024	2023	2024	2024	2024	2024
Segment revenues:
Healthcare	$3,613,019	$3,085,131	$119,285	$—	$13,584	17.1%	13.2%	12.8%
AST	953,980	914,431	—	—	10,449	4.3%	4.3%	3.2%
Life Sciences	571,702	536,704	—	—	3,621	6.5%	6.5%	5.8%
Total - Continuing Operations	$5,138,701	$4,536,266	$119,285	$—	$27,654	13.3%	10.7%	10.0%
Dental - Discontinued Operations	407,027	421,573	—	—	1,697	(3.5)%	(3.5)%	(3.9)%
Total Company	$5,545,728	$4,957,839	$119,285	$—	$29,351	11.9%	9.5%	8.9%

STERIS plc
Non-GAAP Financial Measures (Continued)
(in thousands, except per share data)

	Three months ended March 31, (unaudited)
	Continuing Operations
	Gross Profit		Income from Operations		Income from continuing operations, net of income tax		(Loss) income from discontinued operations, net of income tax		Net (loss) income attributable to shareholders		Diluted EPS from continuing operations		Diluted EPS from discontinued operations		Diluted EPS(2)
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
As reported, U.S. GAAP	$582,902	$546,402	$220,334	$233,677	$153,299	$182,199	$(154,301)	$4,765	$(1,377)	$187,225	$1.54	$1.83	$(1.55)	$0.05	$(0.01)	$1.88
Adjustments:
Amortization of acquired intangible assets	393	620	67,760	64,996
Acquisition and integration related charges	1,884	3,027	1,217	5,523
Redomiciliation and tax restructuring costs	—	—	(32)	129
Net loss (gain) on divestiture of businesses	176	244	873	(4,006)
Amortization of inventory and property "step up" to fair value	635	5,429	1,366	6,336
Restructuring charges	18,321	—	44,363	359
Net impact of adjustments after tax(1)					87,199	31,293	170,488	10,722	257,687	42,015
Net EPS impact											0.87	0.32	1.71	0.11	2.59	0.42
Adjusted	$604,311	$555,722	$335,881	$307,014	$240,498	$213,492	$16,187	$15,487	$256,310	$229,240	$2.41	$2.15	$0.16	$0.16	$2.58	$2.30
(1) The tax expense includes both the current and deferred income tax impact of the adjustments.
(2) Diluted EPS is calculated independently for Diluted EPS from continuing operations and Diluted EPS from discontinued operations. The sum of Diluted EPS from continuing operations and Diluted EPS from discontinued operations may not equal Diluted EPS due to rounding.

STERIS plc
Non-GAAP Financial Measures (Continued)
(in thousands, except per share data)

	Twelve months ended March 31, (unaudited)
	Continuing Operations
	Gross Profit		Income from Operations		Income from continuing operations, net of income tax		(Loss) income from discontinued operations, net of income tax		Net income attributable to shareholders		Diluted EPS from continuing operations		Diluted EPS from discontinued operations		Diluted EPS(2)
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
As reported, U.S. GAAP	$2,218,160	$1,980,726	$836,118	$791,101	$553,280	$556,197	$(173,201)	$(450,384)	$378,239	$107,030	$5.55	$5.56	$(1.74)	$(4.49)	$3.81	$1.07
Adjustments:
Amortization of acquired intangible assets	2,049	1,891	266,420	256,355
Acquisition and integration related charges	3,264	5,657	25,526	23,486
Redomiciliation and tax restructuring costs	—	—	620	661
Gain on fair value adjustment of acquisition related contingent consideration	—	—	—	(3,100)
Net loss (gain) on divestiture of businesses	176	3,126	873	(67)
Amortization of inventory and property "step up" to fair value	7,060	9,846	10,032	11,370
Restructuring charges	18,320	—	44,365	485
Net impact of adjustments after tax(1)					263,429	198,894	235,960	516,293	499,389	715,187
Net EPS impact											2.65	1.98	2.37	5.15	5.02	7.13
Adjusted	$2,249,029	$2,001,246	$1,183,954	$1,080,291	$816,709	$755,091	$62,759	$65,909	$877,628	$822,217	$8.20	$7.54	$0.63	$0.66	$8.83	$8.20
(1) The tax expense includes both the current and deferred income tax impact of the adjustments.
(2) Diluted EPS is calculated independently for Diluted EPS from continuing operations and Diluted EPS from discontinued operations. The sum of Diluted EPS from continuing operations and Diluted EPS from discontinued operations may not equal Diluted EPS due to rounding.

STERIS plc
Non-GAAP Financial Measures (Continued)
(in thousands, except per share data)

FY 2025 Outlook	Twelve Months
Ended March 31, 2025
(Outlook)***
Net income from continuing operations per diluted share	$6.55 - $6.75
Amortization of acquired intangible assets	2.06
Acquisition and integration related charges	0.02
Restructuring	0.42
Adjusted net income from continuing operations per diluted share	$9.05 - $9.25

Cash flows from operating activities	$1,060,000
Purchases of property, plant, equipment, and intangibles, net	(360,000)
Free Cash Flow	$700,000

*** All amounts are estimates.

STERIS plc
Unaudited Supplemental Financial Data
Fourth Quarter Fiscal 2024
For the Periods Ending March 31, 2024 and 2023
	FY 2024	FY 2023	FY 2024	FY 2023
Total Company Revenues - Continuing Operations	Q4	Q4	YTD	YTD
Consumables	$403,637	$361,481	$1,502,378	$1,293,284
Service	633,150	582,021	2,374,747	2,172,512
Total Recurring	$1,036,787	$943,502	$3,877,125	$3,465,796
Capital Equipment	$382,600	$337,750	$1,261,576	$1,070,470
Total Revenues	$1,419,387	$1,281,252	$5,138,701	$4,536,266
Ireland Revenues	$22,659	$21,280	$82,695	$74,292
Ireland Revenues as a % of Total	2%	2%	2%	2%
United States Revenues	$1,036,039	$917,790	$3,751,437	$3,254,373
United States Revenues as a % of Total	73%	71%	73%	71%
International Revenues	$360,689	$342,182	$1,304,569	$1,207,601
International Revenues as a % of Total	25%	27%	25%	27%

Segment Data - Continuing Operations	FY 2024	FY 2023	FY 2024	FY 2023
	Q4	Q4	YTD	YTD
Healthcare
Revenues
Consumables	$332,683	$292,424	$1,248,424	$1,050,316
Service	343,484	314,478	1,273,058	1,138,225
Total Recurring	$676,167	$606,902	$2,521,482	$2,188,541
Capital Equipment	331,695	277,746	1,091,537	896,590
Total Healthcare Revenues	$1,007,862	$884,648	$3,613,019	$3,085,131
Segment Operating Income	$245,224	$208,787	$871,358	$706,020

AST
Revenues
Service	$244,247	$227,469	$939,461	$887,971
Capital Equipment	6,650	11,679	14,519	26,460
Total AST Revenues	$250,897	$239,148	$953,980	$914,431
Segment Operating Income	$114,215	$105,782	$439,744	$429,020

Life Sciences
Revenues
Consumables	$70,401	$68,527	$251,580	$241,114
Service	45,972	40,604	164,602	148,170
Total Recurring	$116,373	$109,131	$416,182	$389,284
Capital Equipment	44,255	48,325	155,520	147,420
Total Life Sciences Revenues	$160,628	$157,456	$571,702	$536,704
Segment Operating Income	$64,486	$61,052	$221,349	$210,225

Corporate Operating Loss	$(88,044)	$(68,607)	$(348,497)	$(264,974)

Discontinued Operations	FY 2024	FY 2023	FY 2024	FY 2023
	Q4	Q4	YTD	YTD
Dental revenues	$103,794	$103,585	$407,027	$421,573
Dental operating income	22,448	21,535	86,500	89,527

Other Data	FY 2024	FY 2023	FY 2024	FY 2023
	Q4	Q4	YTD	YTD
Healthcare Backlog	$353,833	$494,650
Life Sciences Backlog	71,400	104,900
Total Backlog - Continuing Operations	$425,233	$599,550

As reported, U.S. GAAP Income Tax Rate - Continuing Operations	19.6%	10.4%	21.3%	18.2%
Adjusted Income Tax Rate - Continuing Operations	21.4%	23.0%	22.3%	22.4%
As reported, U.S. GAAP Income Tax Rate - Discontinued Operations	24.3%	157.6%	24.3%	13.9%
Adjusted Income Tax Rate - Discontinued Operations	27.9%	30.3%	27.5%	26.5%

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company's most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.

STERIS plc
Unaudited Supplemental Financial Data
As a result of the agreement to divest our Dental segment, Dental is presented as discontinued operations. Historical information has been retrospectively adjusted to reflect these changes for comparability, as required.

Quarterly as reported, U.S. GAAP Results
Quarters Ended	Full Year	March 31,	December 31,	September 30,	June 30,
Fiscal 2024
Revenues	$5,138,701	$1,419,387	$1,297,724	$1,238,204	$1,183,386
Cost of revenues	2,920,541	836,485	737,698	691,976	654,382
Gross profit	2,218,160	582,902	560,026	546,228	529,004
Percentage of revenues	43.2%	41.1%	43.2%	44.1%	44.7%
Income from continuing operations before income tax expense	702,810	190,575	189,602	155,852	166,781
Income tax expense	149,530	37,276	40,999	35,055	36,200
Income from continuing operations, net of income tax	553,280	153,299	148,603	120,797	130,581
Loss from discontinued operations, net of income tax	(173,201)	(154,301)	(7,658)	(4,451)	(6,791)
Net income (loss)	380,079	(1,002)	140,945	116,346	123,790
Net income (loss) attributable to shareholders	$378,239	$(1,377)	$140,743	$115,319	$123,554
Diluted earnings per ordinary share attributable to shareholders
Continuing operations	$5.55	$1.54	$1.49	$1.20	$1.31
Discontinued operations	$(1.74)	$(1.55)	$(0.08)	$(0.04)	$(0.07)
Total	$3.81	$(0.01)	$1.42	$1.16	$1.25

Fiscal 2023
Revenues	$4,536,266	$1,281,252	$1,112,431	$1,090,939	$1,051,644
Cost of revenues	2,555,540	734,850	634,244	608,627	577,819
Gross profit	1,980,726	546,402	478,187	482,312	473,825
Percentage of revenues	43.7%	42.6%	43.0%	44.2%	45.1%
Income from continuing operations before income tax expense	680,266	203,402	171,539	159,325	146,000
Income tax expense	124,069	21,203	40,534	35,417	26,915
Income from continuing operations, net of income tax	556,197	182,199	131,005	123,908	119,085
Income (loss) income from discontinued operations, net of income tax	(450,384)	4,765	(7,680)	(439,139)	(8,330)
Net income (loss)	105,813	186,964	123,325	(315,231)	110,755
Net income (loss) attributable to shareholders	$107,030	$187,225	$123,828	$(315,285)	$111,262
Diluted earnings per ordinary share attributable to shareholders
Continuing operations	$5.56	$1.83	$1.31	$1.24	$1.19
Discontinued operations	$(4.49)	$0.05	$(0.08)	$(4.39)	$(0.08)
Total	$1.07	$1.88	$1.24	$(3.15)	$1.10

Other than the changes to retrospectively adjust the presentation of our discontinued operations as discussed above, this supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company's most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures.

STERIS plc
Unaudited Supplemental Financial Data
As a result of the agreement to divest our Dental segment, Dental is presented as discontinued operations. Historical information has been retrospectively adjusted to reflect these changes for comparability, as required.

Adjusted Quarterly Results (Non-GAAP)
Quarters Ended	Full Year	March 31,	December 31,	September 30,	June 30,
Fiscal 2024
Revenues	$5,138,701	$1,419,387	$1,297,724	$1,238,204	$1,183,386
Cost of revenues	2,889,672	815,076	730,724	690,624	653,248
Gross profit	2,249,029	604,311	567,000	547,580	530,138
Percentage of revenues	43.8%	42.6%	43.7%	44.2%	44.8%
Income from continuing operations before income tax expense	1,050,646	306,122	267,365	242,400	234,759
Income tax expense	233,937	65,624	59,578	56,478	52,257
Income from continuing operations, net of income tax	816,709	240,498	207,787	185,922	182,502
Income from discontinued operations, net of income tax	62,759	16,187	13,344	17,281	15,947
Net income	879,468	256,685	221,131	203,203	198,449
Net income attributable to shareholders	$877,628	$256,310	$220,929	$202,176	$198,213
Diluted earnings per ordinary share attributable to shareholders
Continuing operations	$8.20	$2.41	$2.09	$1.86	$1.84
Discontinued operations	$0.63	$0.16	$0.13	$0.17	$0.16
Total	$8.83	$2.58	$2.22	$2.03	$2.00

Fiscal 2023
Revenues	$4,536,266	$1,281,252	$1,112,431	$1,090,939	$1,051,644
Cost of revenues	2,535,020	725,530	631,752	603,675	574,063
Gross profit	2,001,246	555,722	480,679	487,264	477,581
Percentage of revenues	44.1%	43.4%	43.2%	44.7%	45.4%
Income from continuing operations before income tax expense	973,537	277,355	244,057	230,247	221,878
Income tax expense	218,446	63,863	56,793	52,010	45,780
Income from continuing operations, net of income tax	755,091	213,492	187,264	178,237	176,098
Income from discontinued operations, net of income tax	65,909	15,487	14,522	21,399	14,501
Net income	821,000	228,979	201,786	199,636	190,599
Net income attributable to shareholders	$822,217	$229,240	$202,289	$199,582	$191,106
Diluted earnings per ordinary share attributable to shareholders
Continuing operations	$7.54	$2.15	$1.87	$1.78	$1.75
Discontinued operations	$0.66	$0.16	$0.14	$0.21	$0.14
Total	$8.20	$2.30	$2.02	$1.99	$1.90

Other than the changes to retrospectively adjust the presentation of our discontinued operations as discussed above, this supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company's most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures.

STERIS plc
Unaudited Supplementary Financial Data

Quarters Ended June 30, U.S.GAAP to Adjusted (Non-GAAP) Reconciliation
	Three months ended June 30, (unaudited)
	Continuing Operations
	Gross Profit		Income from Operations		Income from continuing operations, net of income tax		(Loss) income from discontinued operations, net of income tax		Net income attributable to shareholders		Diluted EPS from continuing operations		Diluted EPS from discontinued operations		Diluted EPS(2)
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
As reported, U.S. GAAP	$529,004	$473,825	$197,761	$169,455	$130,581	$119,085	$(6,791)	$(8,330)	$123,554	$111,262	$1.31	$1.19	$(0.07)	$(0.08)	$1.25	$1.10
Adjustments:
Amortization of acquired intangible assets	575	418	64,092	63,840
Acquisition and integration related (credits) charges	(38)	589	2,237	9,659
Redomiciliation and tax restructuring costs	—	—	9	173
Gain on fair value adjustment of acquisition related contingent consideration	—	—	—	(3,100)
Net loss on divestiture of businesses	—	534	—	3,878
Amortization of inventory and property "step up" to fair value	597	2,215	1,622	1,416
Restructuring charges	—	—	19	26
Net impact of adjustments after tax(1)					51,921	57,013	22,738	22,831	74,659	79,844
Net EPS impact											0.53	0.56	0.23	0.22	0.75	0.80
Adjusted	$530,138	$477,581	$265,740	$245,347	$182,502	$176,098	$15,947	$14,501	$198,213	$191,106	$1.84	$1.75	$0.16	$0.14	$2.00	$1.90
(1) The tax expense includes both the current and deferred income tax impact of the adjustments.
(2) Diluted EPS is calculated independently for Diluted EPS from continuing operations and Diluted EPS from discontinued operations. The sum of Diluted EPS from continuing operations and Diluted EPS from discontinued operations may not equal Diluted EPS due to rounding.

STERIS plc
Unaudited Supplementary Financial Data

Quarters Ended September 30, U.S.GAAP to Adjusted (Non- GAAP) Reconciliation
	Three months ended September 30, (unaudited)
	Continuing Operations
	Gross Profit		Income from Operations		Income from continuing operations, net of income tax		(Loss) income from discontinued operations, net of income tax		Net income (loss) attributable to shareholders		Diluted EPS from continuing operations		Diluted EPS from discontinued operations		Diluted EPS(2)
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
As reported, U.S. GAAP	$546,228	$482,312	$191,553	$185,966	$120,797	$123,908	$(4,451)	$(439,139)	$115,319	$(315,285)	$1.20	$1.24	$(0.04)	$(4.39)	$1.16	$(3.15)
Adjustments:
Amortization of acquired intangible assets	574	431	69,846	63,950
Acquisition and integration related charges	225	1,182	15,808	3,703
Redomiciliation and tax restructuring costs	—	—	—	77
Net loss on divestiture of businesses	—	1,749	—	899
Amortization of inventory and property "step up" to fair value	553	1,590	917	2,231
Restructuring (credits) charges	—	—	(23)	62
Net impact of adjustments after tax(1)					65,125	54,329	21,732	460,538	86,857	514,867
Net EPS impact											0.66	0.54	0.21	4.60	0.87	5.14
Adjusted	$547,580	$487,264	$278,101	$256,888	$185,922	$178,237	$17,281	$21,399	$202,176	$199,582	$1.86	$1.78	$0.17	$0.21	$2.03	$1.99
(1) The tax expense includes both the current and deferred income tax impact of the adjustments.
(2) Diluted EPS is calculated independently for Diluted EPS from continuing operations and Diluted EPS from discontinued operations. The sum of Diluted EPS from continuing operations and Diluted EPS from discontinued operations may not equal Diluted EPS due to rounding.

STERIS plc
Unaudited Supplementary Financial Data

Quarters Ended December 31, U.S.GAAP to Adjusted (Non-GAAP) Reconciliation
	Three months ended December 31, (unaudited)
	Continuing Operations
	Gross Profit		Income from Operations		Income from continuing operations, net of income tax		(Loss) income from discontinued operations, net of income tax		Net income attributable to shareholders		Diluted EPS from continuing operations		Diluted EPS from discontinued operations		Diluted EPS(2)
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
As reported, U.S. GAAP	$560,026	$478,187	$226,470	$201,989	$148,603	$131,005	$(7,658)	$(7,680)	$140,743	$123,828	$1.49	$1.31	$(0.08)	$(0.08)	$1.42	$1.24
Adjustments:
Amortization of acquired intangible assets	507	422	64,724	63,975
Acquisition and integration related charges	1,192	859	6,263	4,209
Redomiciliation and tax restructuring costs	—	—	643	282
Net loss (gain) on divestiture of businesses	—	599	—	(838)
Amortization of inventory and property "step up" to fair value	5,275	612	6,127	1,387
Restructuring charges	—	—	6	38
Net impact of adjustments after tax(1)					59,184	56,259	21,002	22,202	80,186	78,461
Net EPS impact											0.60	0.56	0.21	0.22	0.80	0.78
Adjusted	$567,000	$480,679	$304,233	$271,042	$207,787	$187,264	$13,344	$14,522	$220,929	$202,289	$2.09	$1.87	$0.13	$0.14	$2.22	$2.02
(1) The tax expense includes both the current and deferred income tax impact of the adjustments.
(2) Diluted EPS is calculated independently for Diluted EPS from continuing operations and Diluted EPS from discontinued operations. The sum of Diluted EPS from continuing operations and Diluted EPS from discontinued operations may not equal Diluted EPS due to rounding.